UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): December 2, 2011

RELIABILITY INCORPORATED
(Exact name of Registrant as specified in its charter)

Texas	0-7092	75-0868913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue--15th Floor New York, New York	10022
(Address of principal corporate offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-8359

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02: Unregistered Sales of Equity Securities

Registrant is required to file its Form 10-K Annual Report for December 31, 2011 with the SEC by March 31, 2012. As of that date, Registrant had only about $3,000 cash (only because Jay Gottlieb, Chairman of the Company, deposited $5,000 cash into the account on December 2, 2011).

Because Registrant has audit, legal and other expenses, Registrant’s Board of Directors on January 17, 2012 voted to (i) issue Chairman Gottlieb 750,000 common shares of Registrant at the then current market price (the average price for the ten days prior) of $0.016 for a total of $12,000 cash paid and (ii) issue Mr. Gregg Schneider (Registrant’s other Director) 437,500 shares at the same then current market price of $0.016 for a total of $7,000 cash paid.  Finally, on January 17, 2012, the Board unanimously approved converting Mr. Gottlieb’s $5,000 December 2, 2011 interest-free loan into 312,500 shares at the same then current market price of $0.016.

Such purchases constituted a private placement properly exempt from the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) and Regulation D Rule 505 thereunder.  Messrs. Gottlieb and Schneider are each accredited investors as defined in Rule 501 of Regulation D under the Securities Act.

The aggregate amount raised in the private placement was $24,000.  Such funding will be used to pay the audit fee and related working capital balances.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Dated: January 30, 2012	By:	/s/ Jay Gottlieb
Jay Gottlieb
Chairman of the Board, President, Secretary and Treasurer

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